SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)                        December 20, 2000

Systemax Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-13792 (Commission File number)	11-3262067 (I.R.S. Employer Identification No.)

22 Harbor Park Drive, Port Washington, New York 11050
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (516) 608-7000

Exhibit Index at Page 4

Item 5. Other Events

           On December 20, 2000 Systemax Inc. and its subsidiaries entered into a Revolving Credit Agreement, dated November 30, 2000, with Chase Manhattan Bank and The Bank of New York to provide a credit facility of $70,000,000 through January 31, 2001.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c)	Revolving Credit Agreement among Systemax Inc., certain Subsidiaries of Systemax Inc., The Chase Manhattan Bank, as Agent, and The Bank of New York, as Documentation Agent, dated November 30, 2000.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 28, 2000	Systemax Inc. By:/s/ Steven M. Goldschein Steven M. Goldschein Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description Of Exhibit	Page

10.1	Revolving Credit Agreement among Systemax Inc., certain Subsidiaries of Systemax Inc., The Chase Manhattan Bank, as Agent, and The Bank of New York, as Documentation Agent, dated November 30, 2000.